Exhibit 10.1

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT dated as of April 29, 2013 (this “Agreement”) is between INTELLIACE, LLC, a Nevada limited liability company (the “Investor”), and PITOOEY!, INC., a corporation organized and existing under the laws of the State of Nevada (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase One Million, One Hundred Thousand Dollars ($1,100,000) of secured debentures (the “Debentures”), of which One Hundred Thousand Dollars ($100,000) shall be advanced on the date hereof (the “First Purchase”); Subsequent Purchases, in amounts to be agreed upon from time to time, shall be advanced three (3) business days after request by the Company. Investor has the right in its sole discretion to decline or accept any such subsequent request for Purchases in whole or in part, (individually referred to as a “Purchase” collectively referred to as the “Purchases”) for a total purchase price of One Million, One Hundred Thousand Dollars ($1,100,000); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and Jacob DiMartino, David Sonkin, and Robert Swope are executing and delivering a Pledge and Escrow Agreement, substantially in the form attached hereto as Exhibit E (the “Pledge and Escrow Agreement”) pursuant to which the Company and Jacob DiMartino, David Sonkin, and Robert Swope have agreed to provide the Investor a security interest in the Pledged Shares (as this term is defined in the Pledge and Escrow Agreement) to secure the Company's obligations under the Transaction Documents or any other obligations of the Company to the Investor; and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to $15,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) of the Securities Act of 1933 as amended (the “Securities Act”), Rule 506 of Regulation D (“Regulation D”) thereunder and the rules and regulations promulgated thereunder, and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF DEBENTURES

1.1

Purchase of Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Investor agrees, to purchase at each Purchase and the Company agrees to sell and issue to the Investor at each Purchase, Debentures in the amounts set forth in the recitals of this Agreement. Upon execution hereof by Investor, the Investor shall wire transfer the amount of the First Purchase in same-day funds or a check payable to the Company.

1.2

Purchase Date. The First Purchase of the purchase and sale of the Debentures shall take place on the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 7.1 below (or such other date as is mutually agreed to by the Company and the Investor) (the “First Purchase Date”). Subsequent Closings, subject to the continuing satisfaction (or written waiver) of the conditions thereto set forth in Section 7.2 below, Intelliace, at it’s absolute discretion, may elect to purchase additional Debentures pursuant to this Agreement (a “Subsequent Closing”).  The one or more Subsequent Closings of the transactions contemplated by this Agreement shall be for a mutually agreed dollar amount of Debentures that will occur on the subsequent closing date or dates at such time and place as may be agreed upon from time to time by mutual consent of the parties.

1.3

The Purchases shall occur on the respective Purchase Dates at the offices of Pitooey, Inc., 15685 N Cave Creek Rd, Suite 101, Phoenix AZ 85032. (or such other place as is mutually agreed to by the Company and the Investor).

ARTICLE II

ADVANCES

2.1  Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of Common Stock on the following terms:

(a)  Advance Notice.  At any time during the Commitment Period, the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.1; provided, however, that (i) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount, (ii) the total amount of the Advances  pursuant to this Agreement shall not exceed the Commitment Amount, (iii) in no event shall the number of shares of Common Stock issuable to the Investor pursuant to an Advance cause the number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates to exceed 4.99% of the then outstanding Common Stock (the “Ownership Limitation”) and (iv) under no circumstances shall the total offering price or number of Shares, as the case may be, exceed the total offering price or number of Shares available for issuance under the Registration Statement (the “Registration Limitation”).  Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice, the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of the specific Shares covered by such Advance Notice for the Purchase Price and in accordance with the terms of this Agreement and the Investor may sell shares that it is unconditionally obligated to purchase under such Advance Notice prior to taking possession of such shares.

(b)  Minimum Acceptable Price.

(i)  With respect to each Advance Notice (A) the amount of the Advance set forth in such Advance Notice shall automatically be reduced by 20% for each Trading Day during the Pricing Period that the VWAP of the Common Stock is below the MAP in effect on such Trading Day (each such day, an “Excluded Day”), and (B) each Excluded Day shall be excluded from the Pricing Period for purposes of determining the Market Price.

(ii)  The number of Shares to be issued and delivered to the Investor at each Closing (in accordance with Section 2.2 of this Agreement) with respect to an Advance Notice with a MAP shall be determined based on the Advance Notice amount as reduced pursuant to Section 2.1(b)(i)(A) above, provided however, with respect to each Excluded Day the Investor shall purchase and the Company shall sell Shares (in a total amount for each Excluded Day not to exceed 20% of the amount of the Advance set forth in such Advance Notice) in an amount equal to the number of Shares sold by the Investor on such Excluded Day at a price per share equal to the MAP in effect on such Excluded Day (without any further discount).

(c)  Date of Delivery of Advance Notice.  Advance Notices shall be delivered in the form of Exhibit A.  An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 5:00 pm Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day.  No Advance Notice may be deemed delivered on a day that is not a Trading Day.

(d)  Ownership Limitation; Commitment Amount.  In connection with each Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership

Limitation or (ii) cause the aggregate amount of Advances to exceed the Commitment Amount shall automatically be withdrawn.

(e)  Registration Limitation.  In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be deemed to be withdrawn by the Company with no further action required by the Company.

(f)  Delivery of Shares.  In lieu of delivering physical certificates representing the Shares, the Company will select a transfer agent then participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program.  If the Company is eligible to deliver shares via the FAST program, the Company shall cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor's prime broker (as specified by the Investor within a reasonable period in advance of the Investor's notice) with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

2.2  Closings.  Each Closing shall take place as soon as practicable after each Advance Date in accordance with the procedures set forth below.  In connection with each Closing the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)  On each Advance Date, the Investor shall deliver to the Company a written document (each a “Settlement Document”) confirming the amount of the Advance (taking into account any adjustments pursuant to Section 2.1), the Purchase Price, the number of shares of Common Stock to be issued and subscribed for (which in no event will be greater than the Ownership Limitation or any other limitation set forth in this Agreement), and a report by Bloomberg, LP indicating the VWAP for each of the Trading Days during the Pricing Period, in each case taking into account the terms and conditions of this Agreement.  The Settlement Document shall be in the form attached hereto as Exhibit B.

(b)  Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than two Trading Days after such receipt), the Company will, or will cause its transfer agent to, transfer such number of shares of Common Stock registered in the name of the Investor as shall equal (x) the amount of the Advance specified in such Advance Notice (as may be reduced according to the terms of this Agreement, divided by (y) the Purchase Price, by such means of delivery as may be mutually agreed upon by the parties hereto against payment of the Purchase Price in same day funds to an account designated by the Company.  No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares.  All certificates evidencing shares of Common Stock delivered pursuant hereto shall bear the following legend:

THIS COMMON STOCK HAS BEEN ISSUED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c)  On or prior to the Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

2.3  Hardship.  In the event the Investor sells shares of the Company’s Common Stock after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.1 and 2.2, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage would occur in the event of any such default.  It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce, without the posting of a bond or other security, the terms and provisions of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof:

3.1  Organization and Authorization.  The Investor is duly organized, validly existing and in good standing under the laws of the Nevada and has all requisite power and authority to purchase and hold the Shares.  The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor.  The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor.  This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

3.2  Evaluation of Risks.  The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction.  It recognizes that its investment in the Company involves a high degree of risk.

3.3  No Legal Advice From the Company.  The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors.  The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.4  Investment Purpose. The securities are being purchased by the Investor for its own account, and for investment purposes.  The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable federal and state securities laws.  No other Person has or will have a direct or indirect beneficial interest in the securities.  The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s securities unless the securities are registered under federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

3.5  Accredited Investor.  The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

3.6  Information.  The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  The Investor understands that its investment involves a high degree of risk.  The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment.  The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

3.7  No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

3.8  Not an Affiliate.  The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 501(a) of Regulation D under the Securities Act).

3.9  Trading Activities.  The Investor’s trading activities with respect to the Company’s Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Common Stock is listed or traded.  Neither the Investor nor its affiliates, officers, directors, partners, and employees (collectively, the “Investor Affiliates”) has an open short position in the Common Stock, the Investor agrees that it shall not, and that it will cause its Investor Affiliates not to, engage in any short sales of the Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as stated below or in the SEC Documents, the Company hereby represents and warrants to, the Investor that the following are true and correct as of the date hereof:

4.1  Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own its properties and to carry on its business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

4.2  Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Pledge and Escrow Agreement, Irrevocable Transfer Agent Instructions, Debentures and any related agreements, in accordance with the terms hereof and thereof (collectively the “Transaction Documents”), (ii) the execution and delivery of Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3  Capitalization.  The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock $0.001 par value per share, of which 101,479,423 shares of Common Stock are issued and outstanding, as of the date hereof.  All of such outstanding shares have been validly issued and are fully paid and non-assessable.  Except as disclosed in the SEC Documents or as will be disclosed in future SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  Except as disclosed in the SEC Documents or as will be disclosed in future SEC Documents, (i) there are __________ outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except pursuant to this Agreement).  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein.  The Company has furnished or made available to the Investor true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

4.4  No Conflict.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company is bound or affected and which would cause a Material Adverse Effect.  Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries that would cause a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and as required by the rules of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof except as such consent, authorization or order has been obtained as of the date hereof.  The Company and its subsidiaries are not aware of any fact or circumstance which is reasonably expected to give rise to any of the foregoing.

4.5  SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the two years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company has delivered to the Investors or their representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.  None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

4.6  No Default.  Except as disclosed in the SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Articles of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge would cause a Material Adverse Effect.

4.7  Absence of Events of Default.  Except for matters described in the SEC Documents and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect.

4.8  Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

4.9  Labor Disputes; Compliance.  The Company is not a party to any collective bargaining agreement or other labor contract; (ii) there is not presently pending or existing, and to the Company's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving the Company; (iii) to the Company's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to the Company's Knowledge, threatened against or affecting the Company any proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable governmental agency, and there is no organizational activity or other labor dispute against or affecting the Company; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration proceeding exists that might have an Material Adverse effect upon the Company or the conduct of its business; (vii) there is no lockout of any employees by the Company, and no such action is contemplated by the Company; and (viii) to the Company's Knowledge there has been no charge of discrimination filed against or threatened against the Company with the Equal Employment Opportunity Commission or similar Governmental Body.

4.10  Environmental Laws.  The Company and its subsidiaries (i) are in material compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all material terms and conditions of any such permit, license or approval.

4.11  Title.  Except as set forth in the SEC Documents, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.  Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

4.12  Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for similarly situated companies in the businesses in which the Company and its subsidiaries are engaged.  The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.13  Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.14  Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

4.15  No Material Adverse Breaches, etc.  Except as set forth in the SEC Documents, the Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or would in the future have a Material Adverse Effect.

4.16  Absence of Litigation.  Except as set forth in the SEC Documents or as disclosed to the Investor, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

4.18  Tax Status.  Except as disclosed in the SEC Documents or except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes).  The Company has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.19  Certain Transactions.  Except as set forth in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.20  Fees and Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

4.21  Use of Proceeds.  The Company shall use the net proceeds from this offering for working capital and other general corporate purposes.

4.22  Dilution.  The Company is aware and acknowledges that issuance of shares of Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

4.23  Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder.  The Company is aware and acknowledges that it may not be able to request Advances under this Agreement if the Registration Statement is not declared effective or if any issuances of Common Stock pursuant to any Advances would violate any rules of the Principal Market.  The Company further is aware and acknowledges that any fees paid or shares issued pursuant to Section 12.4 hereunder or shall be earned on the date hereof and not refundable or returnable unless the Investor does not advance the funds for the First Purchase.

ARTICLE V

INDEMNIFICATION

The Investor and the Company represent to the other the following with respect to itself:

5.1  Indemnification by the Company.  In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act  (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; (c) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; and (d) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

5.2  Indemnification by the Investor.  In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; (c) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor; or (d) any cause of action, suit or claim brought or made against such Company Indemnitee not arising out of any action or inaction of a Company Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees.  To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

5.3  Notice of Claim.  Promptly after receipt by an Investor Indemnitee or Company Indemnitee under this Article V of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee shall, if an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V unless and to the extent the indemnifying party did not otherwise learn of such action and such failure result in the forfeiture by the indemnifying party of substantial rights and defenses and will not, in any event, relieve the indemnifying party from any obligations provided in this Article V.  The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim.  The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received.

5.4  Contribution.  In the event that the indemnity provided in Section 5.01 or Section 5.02 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Investor severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Investor may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Investor on the other from transactions contemplated by this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Investor severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by it, and benefits received by the Investor shall be deemed to be equal to the total discounts received by the Investor.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Investor on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article V shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 5.04, the Investor shall not be required to contribute any amount in excess of the amount by which the Purchase Price for Shares actually purchased pursuant to this Agreement exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Article V, each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of the Investor shall have the same rights to contribution as the Investor, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5.04.

5.5  Remedies.  The remedies provided for in this Article V are not exclusive and shall not limit any right or remedies which may otherwise be available to any indemnified person at law or in equity.  The obligations of the parties to indemnify or make contribution under this Article V Article V shall survive expiration or termination of this Agreement.

ARTICLE VI

COVENANTS OF THE COMPANY

6.1  Registration Statement.

(a)  Filing of a Registration Statement.  The Company shall prepare and file with the SEC a Registration Statement or multiple Registration Statements for the resale by the Investor of the Registrable Securities.  The Company in its sole discretion may chose when to file such Registration Statements; provided, however, that the Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement.  Each Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Exhibit D.

(b)  Maintaining a Registration Statement.  The Company shall cause any Registration Statement that has been declared effective to remain effective at all times until all Registrable Securities contained in such Registration Statement cease to be Registrable Securities (the “Registration Period”).  Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c)  Filing Procedures.  Not less than three business days prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to any Registration Statement (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of the Investor.  The Investor shall furnish comments on a Registration Statement or an amendment or supplement to a Registration Statement to the Company within 24 hours of the receipt thereof.

(d)  Delivery of Final Documents.  The Company shall furnish to the Investor without charge, (i) at least one copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, 10 copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor.

(e)  Amendments and Other Filings.  The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information, and (iv) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

(f)  Blue-Sky.  The Company shall use its reasonable best efforts to assist Investor in complying with the securities or “blue sky” laws of the jurisdictions in the United States as the Investor reasonably requests in connection with the resale of the Shares covered by a Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.1(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the initiation or threat of any proceeding by a securities regulator in any of the above jurisdictions related to the resale of Shares.

(g)  Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Effective Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions.

6.2  Listing of Common Stock.  The Company shall use its commercially reasonable efforts to maintain the Common Stock’s authorization for quotation on the Principal Market and shall notify the Investor promptly if the Common Stock shall cease to be authorized for listing on the Principal Market.

6.3  Use of Proceeds.  The Company shall use the net proceeds from each Advance for the following purposes:

(a)

Unless agreed to in writing by the Investor, twenty percent (20%) of the net proceeds of each Advance, as and when received by the Company, shall be paid to one or more reputable public relations firms, as selected by the Company, for the purpose of exposing the Company’s business and its development to the investing public and the financial community; and

(b)

The remainder of the net proceeds from each Advance, as and when received, shall be used to redeem the Debentures by repaying the principal and interest owing on the Debentures, whether or not due. Redemption proceeds shall be applied to the interest accrued to the date of payment and the balance to a reduction of the principal.

6.4  Exchange Act Registration.  The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

6.5  Transfer Agent Instructions.  Upon effectiveness of the Registration Statement the Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent irrevocably appointing West Coast Stock Transfer, Inc. as the Company's agent for purpose of having certificates issued, registered in the name of the Investor for the Shares as specified from time to time by the Company in connection with an Advance. The Company shall not change its transfer agent without first providing the Investor with at least ten (10) days written notice of its intention to change transfer agents. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.5, will be given by the Company to its transfer agent regarding this Agreement and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5 shall affect in any way the Investor’s obligations and agreement to comply with all applicable securities laws upon resale of Shares. Upon effectiveness of the Registration Statement, the Company shall deliver a legal opinion to its transfer agent to the effect that the Investor may transfer the shares of Common Stock subject to the Registration Statement free of restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.5, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.6  Corporate Existence.  The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

6.7  Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance.  The Company will immediately notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.  The Company shall not deliver to the Investor any Advance Notice, and the Investor shall not sell any Shares pursuant to a Registration Statement, during the continuation of any of the foregoing events.

6.8  Consolidation; Merger.  If an Advance Notice has been delivered to the Investor and the transaction contemplated in such Advance Notice has not yet been closed in accordance with Section 2.2 hereof, then the Company shall not affect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a “Consolidation Event”).

6.9  Issuance of the Company’s Common Stock.  The original issuance of the Shares hereunder shall be made without registration under the Securities Act in reliance on the exemption in Section 4(2) of the Securities Act, Rule 506 of Regulation D thereunder and the rules and regulations promulgated thereunder, and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

6.10  Market Activities.  The Company will not knowingly, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

6.11  Opinion of Counsel Concerning Resale.  Provided that the Investor’s resale of Common Stock received pursuant to this Agreement may be freely sold by the Investor either pursuant to an effective Registration Statement, in reliance on Rule 144, or otherwise, the Company shall obtain for the Investor, at the Company’s expense, any and all opinions of counsel which may be required by the Company’s transfer agent to issue such shares free of restrictive legends, or to remove legends from such shares.

6.12  Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

6.13  Sales.  Without the written consent of the Investor, the Company will use its commercial reasonable best efforts to not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the 5th Trading Day immediately prior to an Advance Notice Date and ending on the 5th Trading Day immediately following the corresponding Advance Date.  The Investor acknowledges there may be other shareholders or creditors of the Company with convertible securities who may elect to convert their securities into common stock of the Company without providing the Company with any prior notice of their intention to convert.  Accordingly, Investor acknowledges and agrees that some conversions and issuances are out of the Company’s control and no breach of this Agreement shall occur because of said conversions and/or issuances.

6.14  Current Report.  Promptly after the date hereof (and prior to the Company delivering an Advance Notice to the Investor hereunder), the Company shall file with the SEC a report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and shall provide the Investor with a reasonable opportunity to review such report prior to its filing.

6.15  Compliance With Laws.  The Company will not knowingly, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

6.16  Black-out Periods.  Notwithstanding any other provision of this Agreement, the Company shall not deliver an Advance Notice during any Company black-out periods or during any other period in which the Investor is, or could be deemed to be, in possession of material non-public information.

6.17  Exclusivity.  Upon execution hereof, Investor shall become the Company’s exclusive agent for all investment banking transactions, including public or private debt and equity placements, for a period of three (3) years.

(a) Investor shall have the exclusive right to offer strategic alliances and merger and/or acquisition opportunities to the Company, subject to mutually agreed upon terms and conditions.

(b) In connection with the purchase of Debentures, Investor shall have the right to associate itself with other investors and/or agents who will participate in the purchase.  The selection of other investors and the terms of their participation shall be at Investor’s sole discretion.

ARTICLE VII

CONDITIONS FOR ADVANCE AND CONDITIONS TO PURCHASE DEBENTURES

7.1  Conditions to First Purchase of Debentures. The obligation of the Investor hereunder to purchase the Debentures at the First Purchase is subject to the satisfaction, at or before the First Purchase Date, of each of the following conditions:

(a)

The Company shall have executed the Transaction Documents and delivered the same to the Investor.

(b)

No Material Adverse Effect shall have occurred and be continuing.

(c)

The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason, and the Common Stock is eligible for deposit at The Depository Trust Company as a book-entry-only security.

(d)

The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Article IV above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the First Purchase Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Purchase Date. If requested by the Investor, the Investor shall have received a certificate, executed by the President of the Company, dated as of the First Purchase Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor including, without limitation an update as of the First Purchase Date regarding the representation contained in Section 4.3 above.

(e)

The Company shall have executed and delivered to the Investor the Debenture in the amounts of the First Purchase substantially in the form of Exhibit F hereto.

(f)

The Investor shall have received an opinion of counsel containing the opinions set out in the form attached hereto as Exhibit C.

(g)

The Company shall have provided to the Investor a certificate of good standing from the secretary of state from the state in which the company is incorporated.

(h)

The Company and Jacob DiMartino, David Sonkin, and Robert Swope shall have delivered to the Escrow Agent the Pledged Shares as well as executed and medallion guaranteed stock powers as required pursuant to the Pledge and Escrow Agreement.

(i)

The Company shall have provided to the Investor an acknowledgement, to the satisfaction of the Investor, from the Company's independent certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

(j)

The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Investor, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(k)

The Company shall have delivered to Investor and Investor shall have approved an itemized Use of Proceeds of Debenture proceeds.

7.2  Conditions to Subsequent Purchase of Debentures. The obligation of the Investor hereunder to accept the Debentures at Subsequent Purchase each in the principal amount mutually agreed upon, with Investor reserving the right and sole discretion to decline or deny any such subsequent purchases in whole or in part, at or before Subsequent Purchase Dates, is subject to the satisfaction of each of the following conditions:

(a)

The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason, and the Common Stock is eligible for deposit at The Depository Trust Company as a book-entry-only security.

(b)

No Material Adverse Effect shall have occurred and be continuing.

(c)

The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Article IV above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Second Purchase Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Purchase Date. If requested by the Investor, the Investor shall have received a certificate, executed by the President of the Company, dated as of the Second Purchase Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor including, without limitation an update as of the Second Purchase Date regarding the representation contained in Section 4.3 above.

(d)

The Company shall have executed and delivered to the Investor the Debentures in the amount of the Purchase.

(e)

The Company shall have delivered to Investor and Investor shall have approved an itemized Use of Proceeds of Debenture Proceeds.

7.3  Conditions to Delivery of Advance Notice.  The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on  each Advance Notice Date and Advance Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)  No Material Adverse Effect.  No Material Adverse Effect shall have occurred and be continuing.

(b)  Registration of the Common Stock with the SEC.  There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to such Advance Notice and the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under and as of the date which they were made, not misleading.  There shall not exist any fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

(c)  No Suspension of Trading in or Delisting of Common Stock.  The Common Stock is trading on a Principal Market and all of the shares issuable pursuant to such Advance Notice will be listed or quoted for trading on such Principal Market and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future.  The issuance of shares of Common Stock with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market.  The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market.

(d)  Authorized Shares.  There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Shares issuable pursuant to such Advance Notice.

(e)  Consecutive Advance Notices.  Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

(f)  Transfer Agent Instructions.  The Irrevocable Transfer Agent Instructions, in the form of Schedule II hereto shall have been delivered to and acknowledged in writing by the Company's transfer agent.

ARTICLE VIII

NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review.

ARTICLE IX

CHOICE OF LAW AND JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Spokane County, Washington, and expressly consent to the jurisdiction and venue of the Superior Court of Spokane County, sitting in Spokane Washington and the United States District Court Eastern District of Washington, sitting in Spokane, Washington for the adjudication of any civil action asserted pursuant to this paragraph.

ARTICLE X

ASSIGNMENT; TERMINATION

10.1  Assignment.  Neither this Agreement nor any rights of the parties hereto may be assigned to any other Person.

10.2  Termination.

(a)  Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the Effective Date, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the Commitment Amount.

(b)  The Company may terminate this Agreement effective upon fifteen Trading Days’ prior written notice to the Investor; provided that (i) there are no Advances outstanding, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement.  This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.  In the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns any shares of Common Stock issued hereunder, unless all of such shares of Common Stock may be resold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144, the Company shall not suspend or withdraw the Registration Statement or otherwise voluntarily cause the Registration Statement to become ineffective, or voluntarily delist the Common Stock from the Principal Markets.

(c)  The obligation of the Investor to make an Advance to the Company pursuant to an Advance Notice and this Agreement shall terminate  in the event that (i) the Company delivers an Advance Notice to the Investor without satisfying the conditions set forth in Section 7.01, (ii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of 50 Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (iii) the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within 30 days after receipt of written notice from the Investor, provided, however, that with respect to (ii) and (iii), this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post-effective amendment is declared effective by the SEC.

(d)  Nothing in this Section 10.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.  The indemnification provisions contained in Article V shall survive termination hereunder.

ARTICLE XI

NOTICES

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) 3 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications, except for Advance Notices which shall be delivered in accordance with Section 2.01(b) hereof, shall be:

If to the Company, to :

Pitooey!, Inc.

15785 N Cave Creek Road Suite 101

Phoenix, AZ 85032

Attention: Jacob DiMartino

Chief Executive Officer

Telephone: (888) 273-0929

With a copy to:

Sonfield & Sonfield

770 South Post Oak Lane

Houston, Texas 77056-1936

Attention:  Robert L. Sonfield, Jr.

Telephone: (713) 877-8333

Facsimile: (713) 877-1547

 If to the Investor(s):

Intelliace, LLC

707 W 7th Ave Suite 330

Spokane, WA. 99204

Attention: Kelly Lukes

Manager

Telephone: (509) 263-2626

Facsimile:

With a copy to:

Sonfield & Sonfield

770 South Post Oak Lane

Houston, Texas 77056-1936

Attention:  Robert L. Sonfield, Jr.

Telephone: (713) 877-8333

Facsimile: (713) 877-1547

Each party shall provide 5 days’ prior written notice to the other party of any change in address or facsimile number.

ARTICLE XII

MISCELLANEOUS

12.1  Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause 4 additional original executed signature pages to be physically delivered to the other party within 5 days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

12.2  Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

12.3  Reporting Entity for the Common Stock.  The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto.  The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

12.4  Fees.

(a)  Legal and Due Diligence Fees.  Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company agrees to pay a legal and due diligence fee to the Investor (the “Due Diligence Fee”) .  The Due Diligence Fee of $25,000 is payable to Intelliace and shall be considered earned upon the signing of the Definitive Agreement. The Fee is to be remitted to the Investor on basis of 5% of proceeds of any financing activities from any source.

12.5  Brokerage.  Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party.  The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

ARTICLE XIII

CERTAIN DEFINITIONS

13.1

“Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

13.2

“Advance Date” shall mean the fourth Trading Day after expiration of the applicable Pricing Period for each Advance.

13.3

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

13.4

“Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.1(c) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

13.5

“Affiliate” shall have the meaning set forth in Section 3.8.

13.6

“Articles of Incorporation” shall have the meaning set forth in Section 4.3.

13.7

“By-laws” shall have the meaning set forth in Section 4.3.

13.8

“Closing Date” shall mean the date on which a Closing occurs.

13.9

“Commitment Amount” shall mean up to $15,000,000 which the Investor has agreed to provide to the Company for purchase the Shares pursuant to the terms and conditions of this Agreement.

13.10

 “Commitment Period” shall mean the period commencing on the Effective Date, and expiring upon the termination of this Agreement in accordance with Section 10.2.

13.11

 “Common Stock” shall have the meaning set forth in the recitals of this Agreement.

13.12

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

13.13

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.05.

13.14

“Consolidation Event” shall have the meaning set forth in Section 6.08.

13.15

“Damages” shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements and costs and expenses of expert witnesses and investigation).

13.16

“Debentures” shall have the meaning set forth in the recitals of this Agreement.

13.17

“Due Diligence Fee” shall have the meaning set forth in Section 12.4(a).

13.18

 “Effective Date” shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Shares.

13.19

“Environmental Laws” shall have the meaning set forth in Section 4.10.

13.20

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

13.21

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

13.22

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

13.23

“Irrevocable Transfer Agent Instructions” shall have the meaning set forth in 7.1 (j).

13.24

“Knowledge”--an individual will be deemed to have Knowledge of a particular fact or other matter if:

(a) that individual is actually aware of that fact or matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

13.25

 “Legal and Due Diligence Fees” shall have the meaning set forth in Section 12.4(a).

13.26

“Legal Requirement”–shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

13.27

 “Market Price” shall mean the average of the three lowest daily VWAPs of the Common Stock during the relevant Pricing Period, each of which is greater than or equal to the Minimum Acceptable Price.

13.28

“Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

13.29

“Maximum Advance Amount” shall be 200% of the average of the Daily Value Traded for each of the 15 Trading Days immediately prior to the Advance Notice Date where Daily Value Traded is the product obtained by multiplying the daily trading volume for such day by the VWAP for such day, but in no event more than $100,000

13.30

“Minimum Acceptable Price” or “MAP” shall be the dollar amount specified by the Company in the Advance Notice.

13.31

“Ownership Limitation” shall have the meaning set forth in Section 2.1(a).

13.32

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

13.33

“Plan of Distribution” shall have the meaning set forth in Section 6.1(a).

13.34

“Pledge and Escrow Agreement” shall have the meaning set forth in the recitals of this Agreement.

13.35

“Pricing Period” shall mean the 15 consecutive Trading Days immediately prior the Advance Notice Date, subject to any reduction pursuant to Section 2.1(b)(i).

13.36

“Principal Market” shall mean the New York Stock Exchange Euronext, the NYSE MKT, the Nasdaq Stock Market, the OTC Markets, or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

13.37

“Purchase” shall have the meaning set forth in the recitals of this Agreement.

13.38

“Purchase Date” shall have the meaning set forth in Section 1.2

13.39

“Purchase Price” shall be set at 75% of the Market Price during the Pricing Period.

13.40

“Registrable Securities” shall mean (i) the Shares, and (ii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) the Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to the Registration Statement, (b) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, or (c) in the opinion of counsel to the Company such Registrable Securities may permanently be sold without registration or without any time, volume or manner limitations pursuant to Rule 144.

13.41

“Registration Limitation” shall have the meaning set forth in Section 2.1(a)

13.42

“Registration Period” shall have the meaning set forth in Section 6.1(b).

13.43

“Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

13.44

“Regulation D” shall have the meaning set forth in the recitals of this Agreement.

13.45

“SEC” shall have the meaning set forth in the recitals of this Agreement.

13.46

“SEC Documents” shall have the meaning set forth in Section 4.5.

13.47

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

13.48

“Settlement Document” shall have the meaning set forth in Section 2.2(a).

13.49

“Shares” shall mean the shares of Common Stock to be issued from time to time hereunder pursuant to Advances.

13.50

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

13.51

“Transaction Documents” shall have the meaning set forth in Section 4.2.

13.52

“VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such date on the Principal Market as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time).

IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

PITOOEY!, INC.

By:  ___________________

Name:

Jacob DiMartino

Title:

Chief Executive Officer

By:  ___________________

Name:

David Sonkin

Title:

Chief Operating Officer

By:  ___________________

Name:

Robert Swope

Title:

Chief Technology Officer

By:  ___________________

Name:

Patrick Deparini

Title:

Chief Financial Officer

INTELLIACE GROUP, LLC By: Intelliace Group, LLC By: ______________________ Name: Kelly Lukes Title: Manager

SCHEDULE I
IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

Manhattan Transfer Registrar Co.

57 Eastwood Road Miller Place, NY 11764

Phone: 1 (800) 786-0362 Fax: 1 (631) 209-8143

Ladies and Gentlemen:

Reference is made to the Investment Agreement (the “Investment Agreement”), dated April 29, 2013, among Pitooey!, Inc., a Nevada corporation (the “Company”), and Intelliace Group, LLC (the “Investor”) pursuant to which the Company is issuing secured debentures (the “Debentures”) repayable from a portion of the proceeds received by  the Company from the purchase by the Investor of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The shares of Common Stock issuable from time to time to the Investor upon exercise of the Company’s right to sell Common Stock to the Investor are collectively referred to herein as the “Registrable Shares.”  Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Investment Agreement.

The Company has agreed with the Investor that it will instruct you to: (A) issue the Registrable Shares free of all restrictive and other legends if, at the time of such issue, (i) a registration statement covering the resale of such Registrable Shares has been declared effective by the Commission under the Securities Act and such Registration Statement is then effective, (ii) such Registrable Shares are eligible for sale under Rule 144 of the Securities Act or (iii) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and guidance or other pronouncements issued by the Staff of the Commission); or (B) reissue the Registrable Shares (if such shares were originally issued with a restrictive legend) free of all restrictive and other legends (i) upon the effectiveness of a registration statement covering the resale of the Registrable Shares, (ii) following any sale of such Registrable Shares pursuant to Rule 144, (iii) such Registrable Shares are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and guidance or other pronouncements issued by the Staff of the Commission).

In furtherance of this instruction, upon the effectiveness of the Registration Statement, we have instructed our counsel to deliver to you its opinion letter in the form attached hereto as Exhibit 1 to the effect that the Registration Statement has been declared effective by the Commission and that Registrable Shares are freely transferable by the Investor and accordingly may be issued (or reissued, as applicable) and delivered to the Investor free of all restrictive and other legends.

You need not require further letters from us or our counsel to effect any future issuance or reissuance of Registrable Shares to the Investor as contemplated by the Investment Agreement and this letter.  This letter shall serve as our standing irrevocable instructions with regard to this matter.

Please be advised that the Investor have relied upon this instruction letter as an inducement to enter into and consummate the Investment Agreement.  Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours, PITOOEY!, INC. By: ________________________ Name: __________________ Title: ___________________	ACKNOWLEDGED AND AGREED: Manhattan Transfer Registrar Co By: _____________________________ Name: _______________________ Title: _________________________

Exhibit 1 to Irrevocable Transfer Agent Instructions

Manhattan Transfer Registrar Co

Re: Pitooey!, Inc.

Ladies and Gentlemen:

We are writing on behalf of our client, Pitooey!, Inc., a Nevada corporation (the “Company”), in connection with the Company’s recent filing of a Registration Statement on Form S-1 (Registration No. ________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) related to _______ shares of the Company’s common stock, par value $0.001 per share (the “Registrable Shares”), issued or to be issued to the selling stockholders (the “Selling Stockholders”) listed in the selling stockholders table at pages __ of the final prospectus, a copy of which is attached hereto as Exhibit A.

In connection with the foregoing, we advise you that the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933, as amended (the “1933 Act”), on ___ __, 2013.  We have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.

This letter shall serve as our standing opinion to you that the Registrable Shares are freely transferable by the Investor pursuant to the Registration Statement. You need not require further letters from us to affect any future legend-free issuance or reissuance of shares of Common Stock to the Investor as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated April ___, 2013.

If you have any questions relating to the foregoing, please feel free to call me at ___________________.

Very truly yours,

1

EXHIBIT A

ADVANCE NOTICE

PITOOEY!, INC.

The undersigned, _______________________ hereby certifies, with respect to the sale of shares of Common Stock of PITOOEY!, Inc., (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to the Investment Agreement (the “Agreement”), as follows:

1.  The undersigned is the duly elected ______________ of the Company.

2.  There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.  The Company's transfer agent then is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program.  The Company shall cause its transfer agent to electronically transmit the Shares by crediting the account of the Investor's prime broker (as specified by the Investor in the Settlement Document) with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

4.  The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in this Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date.  All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

5.  The undersigned hereby represents, warrants and covenants that it has made all filings (“SEC Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 10-Q, 10-K, 8-K, etc.).  All SEC Filings and other public disclosures made by the Company, including, without limitation, all press releases, analysts meetings and calls, etc. (collectively, the “Public Disclosures”), have been reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.  None of the Company’s Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.  The Advance requested is _____________________.

7.  The Minimum Acceptable Price with respect to this Advance Notice is _________.

8.  4.99% of the outstanding Common Stock of the Company as of the date hereof is ___________.

The undersigned has executed this Certificate this ____ day of _________________.

PITOOEY!, INC.

By: ______________________

Name: ____________________

Title: _____________________

1

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA FACSIMILE & EMAIL

PITOOEY!, INC.

Attn: _________________________

Fax: __________________________

Email: _________________________

Below please find the settlement information with respect to the Advance Notice Date of:
1.	(a) Amount of Advance Notice:	$
	(b) Amount of Advance Notice (after taking into account any adjustments pursuant to Section 2.01):	$
2.	Market Price:	$
3.	Purchase Price (Market Price X 75%) per share:	$
4.	Number of Shares due to Investor:

The Investor represents and warrants that it has sold or will sell the Shares due to the Investor pursuant to the Registration Statement on Form S-1 (File No. 333-_______).  The Investor understands that if for any reason the shares are not sold pursuant to the Registration Statement, the unsold Shares must be returned to the Company and reissued in certificated form with the restrictive legend set forth in Section 2.02(b).

Please issue the Shares due to the Investor by DWAC to the following account:

DTC PARTICIPANT # : _______

ACCOUNT NAME : _______________________

ACCOUNT NUMBER : ____________________

NUMBER AND OR EMAIL :

Yours Sincerely,

INTELLIACE GROUP, LLC

By: ___________________________

Name: ______________________

Title: _______________________

NAME OF PRIME BROKER: ______________

ADDRESS :_______________________________

CITY: ___________________________________

COUNTRY: ______________________________

CONTACT PERSON: _____________________

Approved By PITOOEY!, Inc.:

By: _____________________________

Name: ___________________________

Title: _____________________________

B - 1

EXHIBIT C

FORM OF OPINION

1.  The Company is a corporation validly existing and in good standing under the laws of the State of Nevada, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company’s public filings, including reports filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Commission thereunder (the “Public Filings”) and to enter into and perform its obligations under the Investment Agreement.

2.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Investment Agreement and to issue the Common Stock and Debentures in accordance with its terms.  The execution and delivery of the Investment Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  The Investment Agreement has been duly executed and delivered, and the Investment Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.  The Common Stock is duly authorized and, upon issuance in accordance with the terms of the Investment Agreement, will be duly and validly issued, fully paid and non-assessable, free of any liens, encumbrances and preemptive or similar rights contained in the Company’s Articles of Incorporation or By-laws or, to our knowledge, in any agreement filed by the Company as an exhibit to the Company’s Public Filings.

4.  The execution, delivery and performance of the terms of the Investment Agreement, including issuance of the Debentures,  by the Company and the consummation by the Company of the transactions contemplated thereby (other than performance by the Company of its obligations under the indemnification sections of such agreements, as to which no opinion is rendered) will not (i) result in a violation of the Company’s Articles of Incorporation or By-Laws; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or, indenture filed by the Company as an exhibit to the Company's Public Filings; or (iii) to our knowledge, result in a violation of any federal or Nevada law, rule or regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

5.  Based upon the representations, warranties and covenants contained in the Transaction Documents, the Common Stock and Debentures may be issued to Investor without registration under the Securities Act of 1933, as amended.

6.  To our knowledge and other then as set forth in the Public Filings, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is subject which is required to be disclosed in any Public Filings.

[Signature of Firm]

C - 1

EXHIBIT D

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

●

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●

an exchange distribution in accordance with the rules of the applicable exchange;

●

privately negotiated transactions;

●

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●

a combination of any such methods of sale; or

●

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, exceed eight percent (8%).

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the shares of common stock sold by the Selling Stockholders and will bear all expenses related to the registration of this offering but will not pay for any commissions, fees or discounts, if any, We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Supplements

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

Regulation M

We have informed the Selling Stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised the Selling Stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

EXHIBIT E
PLEDGE AND ESCROW AGREEMENT

E - 1

EXHIBIT F
FORM OF EIGHT PERCENT (8%) DEBENTURE

F - 1